Exhibit 21

                                  MASCOTECH, INC.
                             (a Delaware Corporation)

Subsidiaries



      Name                                      Jurisdiction of
                                                Incorporation
                                                or Organization

Acme Steel Door Corp.                           New York
Acme Steel Partition Co., Inc.                  New York
  Architectural Building Components, Inc.       Massachusetts
  Flush-Metal Partition Corp.                   New York
Acme Steel Shelving Corp.                       New York
Acme Office Group, Inc.                         New York
Arrow Specialty Company                         Delaware
Atlas Roll-Lite Door Corporation                Delaware
  Atlas Roll-Lite Co. Ltd.                      Ontario
BLD Products, Ltd.                              Michigan
Crossing Metal Spinning & Stamping Co., Inc.    New York
Drilex Systems, Inc.                            Texas
  Drilex U.K. Limited                           United Kingdom
    Drilex Overseas Corporation Limited         Bahamas
    Drilex Systems Limited                      Scotland
  Drilex Systems, S.A.                          Venezuela
Eagle Window & Door, Inc.                       Iowa
  American Glassmith, Inc.                      Delaware
  Eagle Service Company                         Delaware
  Eagle Window & Door of Colorado, Inc.         Delaware
  Eagle Window & Door of Bellevue, Inc.         Delaware
  EW&D of Maine, Inc.                           Delaware
Foster Valve Corporation                        Delaware
Glaspie Engineering, Inc.                       Michigan


Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.

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      Name                                      Jurisdiction of
                                                Incorporation
                                                or Organization

Glo SpA                                         Italy
Haas Door Company                               Ohio
Holman Boiler Works, Inc.                       Delaware
International Brake Industries, Inc.            Delaware
Kendallville Foundry, Inc.                      Delaware
Longman Enterprises, Inc.                       Florida
  Pylon Manufacturing Corp.                     Delaware
Masco Industries International Sales, Inc.      Barbados
W.C. McCurdy Co.                                Michigan
McGuane Industries, Inc.                        Delaware
MascoTech Automotive Systems Group, Inc.        Michigan
  C & C Performance, Inc.                       Michigan
  Coach Builders of America, Inc.               Michigan
  G.M. Spoilers, Inc.                           New York
  Spoilers Plus, Inc.                           New York
  MascoTech Engineering - Europe, Inc.          Michigan
    MascoTech Engineering - Europe Ltd.         United Kingdom
MascoTech Coatings, Inc.                        Michigan
MascoTech Controls, Inc.                        Delaware
  Elbi/Hi-Ram, Inc. - 50%                       Delaware
MascoTech Europe, Inc.                          Delaware
MascoTech GmbH                                  Germany
  Holzer GmbH & Co.                             Germany
  Holzer Limited                                United Kingdom
  Holzer Verwaltungs - GmbH                     Germany
  Pural GmbH                                    Germany
MascoTech Industrial Components, Inc.           Delaware
  Huron/St. Clair Manufacturing Company         Delaware
  Raccessories, Inc.                            Delaware
  MascoTech Accessories, Inc.                   California
MascoTech Precision Headed Products, Inc.       Michigan
MascoTech Services, Inc.                        Delaware
MascoTech Sintered Components, Inc.             Delaware
MascoTech Stamping Technologies, Inc.           Delaware
MascoTech Tubular Products, Inc.                Michigan

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      Name                                      Jurisdiction of
                                                Incorporation
                                                or Organization

MASX Energy Services Group, Inc.                Delaware
ND-Tech Corporation                             Indiana
NI Wheel, Inc.                                  Canada
NI Industries, Inc.                             Delaware
  NI Export, Inc.                               Virgin Islands
  NI Foreign Military Sales, Inc.               Delaware
  Norris Industries, Inc.                       California
  NI West, Inc.                                 California
    S-C Holdings, Inc.                          Delaware
  Flow Touch Corporation                        New York
Rohrback Cosasco Systems, Inc.                  California
  Rohrback Cosasco Systems Limited              United Kingdom
Schmelzer Corporation                           Michigan
Steelcraft Service Company, Inc.                Delaware
Taylor Building Products Company                Michigan
Tiex Metals, Inc.                               Delaware
Trylon Corporation                              Michigan
  CRM, Inc. - 51%                               Michigan
Walker-McDonald Mfg. Co.                        Delaware